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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 21, 2015
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

            On May 21, 2015, Pacific Gas and Electric Company, a subsidiary of PG&E Corporation (“Utility”), filed various documents (including copies of internal email correspondence) with the California Public Utilities Commission (“CPUC”) to complete its response to orders issued by CPUC administrative law judges regarding potential ex parte communications between the Utility and CPUC personnel.  The Utility also notified the CPUC of an additional potential ex parte communication made in the 2011 General Rate Case to supplement a notification that the Utility voluntarily provided on October 6, 2014.

It is uncertain what action the CPUC or other parties will take in response to these additional reported communications.  It is possible that additional orders will be issued to which the Utility will be required to respond.  The CPUC could impose fines and penalties on the Utility relating to communications reported to the CPUC or with respect to additional communications that the Utility may identify and report in response to new orders that may be issued or in connection with new or ongoing investigations or legal proceedings.  For more information, see PG&E Corporation’s and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 under the headings “Improper CPUC Communications” and “Federal and State Matters” within the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  PG&E Corporation’s and the Utility’s financial results could be materially affected by fines or penalties that may be imposed by the CPUC or by federal and state law enforcement authorities with respect to these matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: May 21, 2015	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: May 21, 2015	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary